As filed with the Securities and Exchange Commission on May 21, 2009

Registration No. 333-582

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Hanover Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3263626
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

440 Lincoln Street

Worcester, MA 01653

(Address of principal executive offices, including zip code)

First Allmerica Financial Life Insurance Company

Agent’s Retirement Plan

(Full title of the plan)

J. Kendall Huber

Senior Vice President and General Counsel

440 Lincoln Street

Worcester, MA 01653

(508) 855-1000

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Julie H. Jones, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000

617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

EXPLANATORY STATEMENT

The Hanover Insurance Group, Inc. (the “Registrant”) is filing this post-effective amendment to deregister 2,500,000 shares of Common Stock, par value $.01 per share, of the Registrant originally registered pursuant to the registration statement on Form S-8 (Registration No. 333-582) for issuance under the First Allmerica Financial Life Insurance Company Agent’s Retirement Plan (the “Agent’s Plan”). No additional shares will be issued under the Agent’s Plan.

Item 8. Exhibits.

Exhibit

24.1	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, The Commonwealth of Massachusetts, on this 21st day of May, 2009.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ EUGENE M. BULLIS
Eugene M. Bullis Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Frederick H. Eppinger	Director, President and Chief Executive Officer (Principal Executive Officer)	May 21, 2009

* Eugene M. Bullis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2009

* Michael P. Angelini	Director	May 21, 2009

* P. Kevin Condron	Director	May 21, 2009

* Neal F. Finnegan	Director	May 21, 2009

* David J. Gallitano	Director	May 21, 2009

* Gail L. Harrison	Director	May 21, 2009

* Robert J. Murray	Director	May 21, 2009

Signature	Title	Date

* Joseph R. Ramrath	Director	May 21, 2009

* Harriett Tee Taggart	Director	May 21, 2009

The undersigned, by signing his name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on behalf of the above-named officers and directors of The Hanover Insurance Group, Inc. on this 21st day of May, 2009, pursuant to powers of attorney executed by such officers and directors, which powers of attorney are filed with the Securities and Exchange Commission as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8.

*By:	/s/ EUGENE M. BULLIS
Eugene M. Bullis Attorney-in-Fact

EXHIBIT INDEX

24.1	Powers of Attorney.